Exhibit 99.1

Allied Nevada Announces Management Change

Bob Buchan Appointed as President and CEO

March 27, 2013 | Reno, Nevada – The Board of Directors of Allied Nevada Gold Corp (“Allied Nevada”, “we”, “our” or the “Company”) (TSX:ANV; NYSE MKT:ANV) announced today that effective immediately, Bob Buchan, the Company’s current Executive Chairman, will assume the additional positions of President and Chief Executive Officer, replacing Scott Caldwell as President and Chief Executive Officer.

The Board of Directors would like to thank Mr. Caldwell for his contributions to the Company during his tenure. However, with performance at the Hycroft Mine below expectations for some time, the Board of Directors believes that Mr. Buchan’s experience and leadership at this critical juncture is necessary to facilitate the timely and efficient expansion of the Hycroft Mine.

Mr. Buchan and the Board of Directors have full confidence in the capabilities of the operating team to deliver production growth throughout the balance of this year and to deliver substantial production growth next year. The Company is also confident in the capabilities of the existing construction team to complete the Hycroft construction project.

Mr. Buchan has over 35 years of experience in the mining sector with a solid track record of identifying, acquiring and then subsequently managing the resource definition and development of international mineral resources. Mr. Buchan has served as Executive Chairman of the Company since June 2007, when he founded the Company. Mr. Buchan previously founded Kinross Gold Corporation in 1993 and as its Chief Executive Officer, from 1993 to 2005, was instrumental in transforming Kinross from a newly formed company into one of the world’s fastest growing gold producers. Mr. Buchan retired as President and Chief Executive Officer of Kinross in March 2005 to focus on mineral assets in the Democratic Republic of Congo. He was one of the founders, a director and non-executive Chairman of Katanga Mining Limited. Mr. Buchan holds a degree in Mining Engineering from Heriot-Watt University in Edinburgh (1969) and a Masters of Science in Mineral Economics from Queen’s University (1971).

For further information on Allied Nevada, please contact:

Bob Buchan	Tracey Thom
President & CEO	Vice President, Investor Relations
(416) 365-5650	(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act, that are intended to be covered by the safe harbor created by such sections. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding production rates, the results and indications of exploration drilling currently underway at Hycroft; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; reserve and resource estimates and the timing of the release of updated estimates; estimates of gold and silver grades and recovery rates; anticipated costs, project economics, the realization of expansion and construction activities and the timing thereof and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) which may be obtained from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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